UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2011

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31313 (Commission File Number)	88-0409160 (IRS Employer Identification No.)

47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 637-0315

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 19, 2011, Broadwind Energy, Inc. (the “Company”) received a notification letter (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) advising the Company that for 30 consecutive trading days preceding the date of the Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on The NASDAQ Global Select Market pursuant to NASDAQ Marketplace Rule 5450(a)(1) (the “Minimum Bid Price Rule”).

The Notice has no effect on the listing of the Company’s common stock at this time and the Company’s common stock will continue to trade on the NASDAQ Global Select Market under the symbol “BWEN.”

The Notice also stated that the Company will be provided 180 calendar days, or until March 19, 2012, to regain compliance with the Minimum Bid Price Rule. To do so, the bid price of the Company’s common stock must close at or above $1.00 per share for a minimum of ten consecutive trading days prior to that date.

If compliance with the Minimum Bid Price Rule cannot be demonstrated by March 19, 2012, NASDAQ will provide written notification to the Company that the Company’s common stock is subject to delisting. The Company may, however, be eligible for an additional grace period if it satisfies the initial listing standards (with the exception of the Minimum Bid Price Rule) for listing on the NASDAQ Capital Market, and submits a timely notification to NASDAQ to transfer the listing of its common stock to the NASDAQ Capital Market. The Company may also appeal NASDAQ’s delisting determination to a NASDAQ Hearings Panel.

The Company intends to continue to monitor the bid price for its common stock. If the Company’s common stock does not trade at a level that is likely to regain compliance with the NASDAQ requirements, the Company’s Board of Directors will consider other options that may be available to achieve compliance, including, but not limited to, seeking implementation of a reverse stock split, which would require approval of the Company’s stockholders. The Company’s Board of Directors has taken no action at this time to implement a reverse stock split.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained herein may include “forward-looking statements.” These forward-looking statements relate to the Company’s ability to regain compliance with the Minimum Bid Price Rule, obtain an additional grace period from NASDAQ, successfully appeal any NASDAQ delisting determination, and the timing and potential implementation of a reverse stock split. There can be no assurance that the Company will receive an additional grace period from NASDAQ, be able to implement a reverse stock split, regain compliance with the Minimum Bid Price Rule or successfully appeal any delisting determination. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2011, and June 30, 2011, and other filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

September 23, 2011	By:	PETER C. DUPREY
Peter C. Duprey
President and Chief Executive Officer